Exhibit 10.18

DIGITAL RIGHTS PURCHASE AGREEMENT

THIS DIGITAL RIGHTS PURCHASE AGREEMENT (hereinafter, “Agreement”) shall constitute and set forth the terms and conditions by which PRIME ENTERTAINMENT GROUP, INC. (hereinafter, “SELLER”) agrees to sell, and DIGITAL MUSICWORKS INTERNATIONAL, INC., (hereinafter, “BUYER”) agrees to buy, the exclusive Digital Rights (hereinafter, “Digital Rights”) to the Master Recordings (hereinafter, “Masters”) owned by SELLER and generally referred to as the PRIME and RCA Masters (hereinafter, individually as “Catalog” or collectively as “Catalogs”), on the following terms and conditions:

RECITALS

WHEREAS, BUYER is a company organized principally to acquire digital rights in master recordings for transmission and sale in the developing Internet-based digital music industry, which is rapidly replacing the so-called “brick and mortar” retail record store as a source of recorded music for consumers. Accordingly, the contents and subject matter of this Agreement pertain to the sale of the Digital Rights to the Masters set forth in the Track Listings, attached hereto as Attachments A and B and incorporated herein by this reference. As used in this Agreement, the term “Digital Rights” shall and does mean the following: In addition to the definition set forth more fully in Paragraph 4, below, “Digital Rights” means the right, title and license of and to transmissions or communications of recordings by way of digital phonorecord deliveries and digital transmissions (including without limitation direct delivery to the consumer via broadcast, cable, telephonic, Internet or satellite transmissions now or hereafter known), transmitted or communicated for any use whatsoever, including sound alone and/or coupled with audiovisual recordings and interactive media as well as the right to re-license the rights granted herein to third-parties and all rights transferable by means of assignment, sale or other transfer of ownership. And, whereas SELLER owns certain Masters more fully set forth within,

FOR, AND IN CONSIDERATION OF, the promises and the mutual covenants contained herein, SELLER and BUYER do hereby agree as follows:

1.	SALES PRICE. SELLER hereby agrees to sell and BUYER hereby agrees to purchase the Digital Rights to Masters listed in Attachments A and B, for the total consideration of (i) [*]:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

a.	[*] upon execution of this Agreement, whereupon SELLER shall immediately deliver [*] mutually acceptable to the parties, [*] for an additional [*], or in the alternative, during the period that SELLER exercises its best efforts to deliver that number of [*];

b.	[*] and [*] upon completion of delivery to BUYER of the entire [*], as required under a. above;

c.	[*] and [*] upon the completion of delivery to BUYER of the [*]; and

d.	Final payment of [*] and [*] upon completion of delivery to BUYER of the [*].

In connection with the [*] to SELLER, SELLER shall sign and enter into a standard form of [*].

2.	CERTIFICATION. SELLER hereby certifies that he is the sole and lawful SELLER of Masters, or has lawful power to effectuate the sale of Digital Rights in and to said Masters.

3.	CATALOG. In the event that SELLER hereafter agrees to sell and BUYER hereafter agrees to buy SELLER’s entire ownership interest in the Catalogs of Masters (in addition to the Digital Rights therein as otherwise provided herein), including all right and title thereto, the price for such purchase shall be [*] (hereinafter referred to as “the Price”), inclusive of the Digital Rights purchased and acquired by BUYER hereunder. BUYER shall be required to pay the Price, less any amount paid [*] to SELLER under Paragraph 1 hereof, such net purchase price to be payable [*].

4.

RIGHTS DEFINED. For the purpose of this Agreement, “Digital Rights” shall be deemed to include: all transcriptions, duplications, encoding or any other method, now known or hereafter devised, which can now or may be used in the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

future to duplicate the said performances/recordings of Masters stated herein with specific emphasis being on but not limited to, Electronic Distribution media and automated retailing systems which use the “Internet” “World Wide Web” or electronic bulletin board services to distribute/sell music product and particularly the stated recordings/performances of Master(s), and to include Electronic Distribution through any and all methods of Electronic Distribution, including without limitation wireless satellite transfer of said Masters.

5.	METADATA. SELLER hereby agrees to and shall provide BUYER with an Excel Spreadsheet upon delivery of Masters as set forth in Paragraph 10, below, which shall contain information requested by BUYER, including, without limitation, Master title, Artist Name, Date of original release, if available, and name of party from whom SELLER acquired Master. At SELLER’s election, BUYER shall provide SELLER with Excel database set-up computer diskette.

6.	CHAIN OF TITLE. SELLER hereby agrees to and shall provide to BUYER, upon delivery of Masters, as more specifically referred to in Paragraph 1 hereof, and as a condition to the payment of [*] thereunder, the originals or true and correct copies of all contracts, bills of sale and other documents that support SELLER’s ownership of all Masters delivered to BUYER hereunder. Additionally, SELLER hereby agrees to and shall provide BUYER with access to, and the opportunity to copy, any and all documents pertaining to SELLER’s Chain of Title and rightful and lawful ownership of all Masters delivered to BUYER hereunder, including without limitation, deeds and bills of sale.

7.	PRO-RATA. SELLER and BUYER agree that in the event BUYER is unable to pay the entire amount agreed upon for the Masters, Rights to said Masters already purchased shall remain the property of BUYER on a pro rata basis; and in the event SELLER is unable to deliver Masters to BUYER, said Masters already delivered and paid for shall remain the property of BUYER on a pro rata basis. In the event a dispute develops between BUYER and SELLER under this provision which requires the payment of any monies to SELLER, each Master as to which such dispute applies shall be deemed to have a value of [*].

8.	FITNESS. BUYER may contract the services of a technician or other qualified person to inspect Masters to ensure the durability and/or mechanical fitness of Masters before [*] have been transferred to SELLER or before sale is deemed to be final.

9.

MERCHANTABILITY. In the event that BUYER determines in BUYER’s sole discretion, that any Masters delivered and paid for under this Agreement are not technically or mechanically fit, acknowledging that the vast majority of the Masters are re-recordings completed without the benefit of current technology,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

BUYER may reject such delivery and SELLER shall either replace rejected Master with a replacement which BUYER in BUYER’s sole discretion deems acceptable or issue BUYER refund in the amount of [*].

10.	COOPERATION. The Parties agree to execute any and all subsequent documents, including without limitation, instruments, deeds or other documents which are necessary to carry out the terms of this Agreement.

11.	CONTENT. It is hereby understood that the Catalogs are generally constituted by the following Master Recordings:

a.	[*] Masters – Comprising approximately [*] as represented in Attachment A, herein, and

b.	[*] Masters – Comprising approximately [*] as represented in Attachment B, herein.

12.	REPRESENTATIONS AND WARRANTIES. SELLER represents and warrants that

a.	SELLER is free to enter into and perform the terms of this Agreement;

b.	SELLER is the sole owner of all Digital Rights in and to the Masters, including copyrights and the right to copyright the Masters listed in Attachments A and B, and has the unencumbered title and right to sell the Digital Rights on the terms and conditions contained herein;

c.	SELLER owns the Digital Rights in perpetuity throughout the Universe and that the Digital Rights delivered to BUYER hereunder are free and clear of any and all encumbrances, including liens or other charges, other than the normal payment of artist and mechanical royalties due to performers and music publishers in accordance with standard licensing practices in the music industry;

d.	The contracts made available to BUYER in the offices of SELLER, and reviewed by BUYER in the exercise of BUYER’s Due Diligence on or about April 13, 2004 were, are and continue to be, true, coorect and accurate representations of SELLER’s Chain of Title documentation, and that there are no documents inconsistent therewith affecting SELLER’s ownership interests in the Masters;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

e.	None of the Digital Rights acquired hereunder, their contents or BUYER’s distribution and/or sale of such Digital Rights shall interfere or infringe upon the rights of any person, firm or corporation under either common law, statutory law, or copyright, including without limitation contract rights, copyright and the right of privacy, and that SELLER has obtained all necessary clearances and permissions to permit BUYER to exercise the rights acquired by BUYER hereunder;

f.	SELLER has the right to grant exclusive Digital Rights in the Masters and to make each and all of the grants of rights herein to BUYER;

g.	No other person, firm or corporation has any right, title or interest in or to the Masters, copies or duplicates thereof and copyrights relating thereto inconsistent with the terms of this Agreement;

h.	SELLER has not heretofore done or permitted to be done, nor will it hereafter do or permit to be done, any act or thing which is or may be inconsistent with BUYER’s digital distribution and sale of Digital Rights in said Masters and said performances or which may impair and/or curtail any of the Digital Rights granted hereunder.

i.	SELLER has not heretofore entered into and shall not hereafter enter into any licenses or other transfers of Digital Rights to any other person, firm or corporation; and

j.	In the event that BUYER purchases any of the Masters outright under the terms of Paragraph 3 hereof, each and all of the foregoing representations and warranties shall be deemed applicable to all rights in and to the Masters in addition to the Digital Rights purchased by BUYER hereunder.

13.	INDEMNIFICATION. SELLER hereby agrees to and shall indemnify, save and hold BUYER, including its directors, officers, shareholders and employees, wholly harmless of and from any and all claims, demands, causes of action, loss, liability and expense, including attorneys’ fees, arising out of or otherwise connected with the breach or alleged breach of any of the warranties and/or representations contained herein, including without limitation:

a.	any claim by any third party that is inconsistent with any of the warranties or representations made by SELLER in this Agreement; and

b.	any material breach or alleged breach by SELLER of this Agreement or any representations or warranties made hereunder.

SELLER will reimburse BUYER on demand for any claims, damages, expenses (including reasonable attorneys’ fees), costs, and payments made by BUYER arising out of the foregoing indemnity.

14.	ARBITRATION. Any dispute which may arise between BUYER and SELLER hereunder shall be submitted for resolution to binding arbitration in Sacramento, California before a mutually-selected arbitrator under the rules and regulations of the American Arbitration Association (“AAA”). In the event that a mutually-selected single arbitrator cannot be agreed upon, the arbitrator shall be selected by the AAA. Either party shall serve a written Demand For Arbitration upon the other at such party’s last known address, providing details of the dispute and the time and place of arbitration. Such Notice shall be deemed equivalent to formal service upon the other party. The prevailing party in such arbitration shall be entitled to an award of reasonable attorneys’ fees and reimbursement of costs. Any arbitration award may be confirmed in an appropriate court proceeding.

15.	CONFIDENTIALITY. The terms and conditions of this Agreement and the Attachments hereto shall be deemed to be confidential information and subject to non-disclosure by the Parties.

16.	FORCE MAJEURE. BUYER reserves the right to suspend the operation of this Agreement for the duration of any of the following contingencies if, by reason of such contingencies, it is materially hampered in the performance of its obligations under this Agreement or its normal business operations are delayed or become impossible or commercially impracticable: Act of God, fire, catastrophe, terrorism, ruling or action of any labor union or association of artists, musicians, composers or employers affecting BUYER or the industry in which it is engaged, acts of governments, or of any similar or dissimilar cause beyond the control of BUYER. A number of days equal to the total of all such days of suspension shall be added to the then current period of this Agreement.

17.

ASSIGNMENTS. BUYER may, at its election, assign this Agreement or any of its rights hereunder to any other party. SELLER shall refrain from any sale or license transaction in relation to the Masters for the Catalogs for a period of five (5) years from the date of execution hereof, or until such time as BUYER shall have completed its purchase of Digital Rights in the Masters, as more specifically set forth in Paragraph 1 hereof, whichever shall be later. Thereafter, BUYER shall have a right of first refusal, as that term is known in the commercial world, to acquire any Masters offered for sale or license by SELLER to third parties on the same terms and conditions. In the event such a transaction is contemplated by SELLER, SELLER shall be required to send written notification to BUYER specifying the full details of the intended transaction, and BUYER shall have a period of thirty (30) days following receipt of such notification to notify SELLER of its intention to purchase the said Masters on the same terms and conditions, whereupon SELLER shall be obligated to conclude the transaction with BUYER.

18.	NOTICES. Any notice required or desired to be given hereunder shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered by messenger, by an overnight express service or by fax or confirmed email, and shall be deemed given on the date delivered by messenger, fax or confirmed email, on the day received if by overnight express service and three (3) days after mailing in the event of registered or certified mail delivery.

Notices to SELLER shall be sent to:

2223 Magazine Street 1st Floor

New Orleans Louisiana 70130

Notices to BUYER shall be sent to:

5105 Florin Perkins Road

Sacramento, CA 95628

Fax: 916-379-0610

Email: Mitch@digitalmusicworks.com

With a courtesy copy to:

Robert E. Gordon, Esq.

One Harbor Drive, Suite 106

Sausalito, CA 94965

Fax: 415-331-3211

Email: Lawmuse@aol.com

19.

SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or otherwise contrary to law, the same shall be deemed deleted from this Agreement, and the remainder shall continue in full force and effect. In the event that any portion of this Agreement shall be deemed by a court of law to be unenforceable, the remaining portion of this agreement shall remain in full force and effect.

20.	MISCELLANEOUS. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, all previous negotiations, representations and promises having been merged herein. No modification, amendment, waiver, termination or discharge of this Agreement will be binding unless confirmed by a written instrument signed by the party sought to be bound. No waiver of any provision or any default under this Agreement shall affect the rights of DMI thereafter. In resolving any dispute which may arise between the parties, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Nothing in this Agreement shall be construed as constituting a partnership or joint venture between the parties. This Agreement shall be deemed to have been made in the State of California and its validity, construction, performance, breach and operation shall be governed by the laws thereof.

IN WITNESS WHEREOF, BUYER and SELLER hereby acknowledge that the foregoing terms and conditions, including those on the Attachments hereto, accurately set forth their agreement.

The signatures below confirm all parties involved understand and agree the terms and conditions set forth herein are both fair and just.

PRIME ENTERTAINMENT GROUP, INC.

By:	/s/ JOSEPH W. VALENZIANO
Joseph W. Valenziano

DATED:	9 July, 2004

DIGITAL MUSICWORKS INTERNATIONAL, INC.

By:	/s/ MITCHELL KOULOURIS
Mitchell Koulouris, President & CEO For Digital Musicworks International, Inc

DATED:	July 12, 2004

Attachment A

[Not Delivered]

Attachment B

[Not Delivered]

Addendum to

Digital Rights Purchase Agreement

between

Digital Musicworks International, Inc and Prime Entertainment Group

Dated July 12, 2005

The parties agree to amend the Digital Rights Purchase Agreement dated July 12, 2004 as follows:

19.	Territory. For the avoidance of doubt, the territory (“Territory”) covered in the Digital Rights Purchase Agreement between Digital Musicworks International, Inc and Prime Entertainment, Inc., for all titles shall be worldwide, with the exception of the following titles, for which the territory shall be Europe, as that term is commonly used, and includes but is not limited to the UK, Germany, France, Spain, Austria Switzerland and Scandinavia.

a.	[*]

b.	[*]

c.	[*]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Addendum to

Digital Rights Purchase Agreement between,

continued

d.	[*]

Dated: July 15, 2004

By:	/s/ JOSEPH WILLIAM VALENZIANO	By:	/s/ MITCHELL KOULOURIS
	JOSEPH WILLIAM VALENZIANO		MITCHELL KOULOURIS
	for Prime Entertainment, Inc.		for Digital Musicworks International, Inc.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.